Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 9, 2000 relating to the consolidated financial statements of NetZero, Inc., which appears in NetZero, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2000. We also consent to the incorporation by reference in this Registration Statement of our report dated August 9, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Woodland Hills, California
May 22, 2001